Exhibit 23.0





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-41152 and No. 33-52147 on Form S-8 and Registration Statement No. 33-51363 on Form S-3 of California Energy Company, Inc. of our reports dated February 24, 1994, appearing in and incorporated by reference in the Annual Report on Form 10-K of California Energy Company, Inc. for the year ended December 31, 1993.





DELOITTE & TOUCHE
/s/ Deloitte & Touche

Omaha, Nebraska
March 29, 1994